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                            SCHEDULE 14A INFORMATION

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                               PENNZOIL COMPANY
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[PENNZOIL LOGO]           Public Relations Department           Pennzoil Company
                          P.O. Box 2967                             N E W S
                          Houston, Texas  77252-8200


                     PENNZOIL AND SHAREHOLDER WYSER-PRATTE
                       SETTLE PROXY FIGHT AND LITIGATION



     HOUSTON (April 3, 1998) -- Pennzoil Company (NYSE-PZL) and Guy P. Wyser-Pratte, a Pennzoil shareholder seeking election to Pennzoil's Board at its annual shareholders meeting on May 7, 1998, have negotiated a settlement, ending the proxy contest and terminating all litigation between them.

     The settlement specifies a process for Pennzoil's Board to select one new independent director to be added to the Board not later than September 30, 1998. The new director will be chosen from a list of candidates which will be compiled and screened by a national search firm with input from Pennzoil's institutional shareholders, including Mr. Wyser-Pratte. The candidates will have a background in the academic, financial, or investment communities and will be independent, meaning that they have no present or former employment by Pennzoil or any significant financial or personal ties to Pennzoil or its management.

     In addition, pursuant to the settlement, Pennzoil will modify its existing shareholder rights plan to incorporate a "chewable" feature into the pill. The modifications will afford an exemption for a fully-financed all-cash tender offer for all outstanding shares of Pennzoil common stock which provides a premium to shareholders of at least 35 percent over market price during a 20-day trading pricing period and meets certain other requirements. Pennzoil will file copies of its amendment to its shareholder rights plan implementing this change with the Securities and Exchange Commission within two weeks.



                                     -more-
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     Mr. Wyser-Pratte praised Pennzoil for adopting changes to its shareholder rights plan that are consistent with proposals he has made and place Pennzoil at the forefront of good corporate governance. He noted that Pennzoil had also recently adopted a bylaw giving shareholders the right to call a special meeting, which he applauded. "Together, these provisions demonstrate an admirable commitment to being responsive to shareholders," Mr. Wyser-Pratte said.

     Finally, under the settlement, Mr. Wyser-Pratte is withdrawing his nomination for election to Pennzoil's Board as well as the Bylaw amendments and other proposals which he was scheduled to submit at the annual shareholders meeting.



CONTACT:                                                CONTACT:
Bob Harper                                              Eric Longmire
Pennzoil Company                                        Senior Managing Director
(713) 546-8536                                          Wyser-Pratte & Co., Inc.
                                                        (212) 495-5357